UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2014

Nyxio Technologies Corporation

(Exact name of small business issuer as specified in its charter)

Nevada	98-0501477
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1330 S.W. 3rd Ave., Portland, Oregon 97201
(Address of principal executive offices)

800-398-4132
(Issuer’s telephone number)

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01. Entry Into A Material Definitive Agreement

On October 1, 2014, our Board of Directors approved our entry into a Share Exchange Agreement (the “Agreement”) with 212 DB Corp., a private Delaware corporation (“212”). 212 is an electronic entertainment company best known for its Play Gig It and Rock This gaming applications. Under the Agreement, we will acquire all of the issued and outstanding capital stock of 212 in exchange for: (i) our direct assumption of $7,126,658.27 in debt owed by 212 to a variety of note holders and other creditors; and (ii) our issuance of convertible preferred stock having a stated value of $10,000,000 to the former stockholders of 212.

In connection with the Agreement, we will issue to 212’s former stockholders, on a pro-rata basis, a total of 1,000 shares of Series A Preferred Stock. As specified in the 1st Amended Certificate of Designation, our Series A Preferred Stock has a stated value of $10,000 per share and is convertible at the stated value into shares of our common stock at price equal to the greater of $0.0001 per share or 90% of the average of the closing bid prices for our common stock for the five trading days preceding the conversion. The conversion right is limited such that no holder of Series A Preferred Stock, following any conversion, is allowed to hold more than 4.99% of our issued and outstanding common stock. The Series A Preferred Stock is non-voting. Holders of Series A Preferred Stock are entitled to a preference in liquidation, up to the stated value per share, over the holders of our common stock.

Of the $7,126,658.27 in 212 debt that we assumed directly under the Agreement, $6,200,000 consists of convertible debentures (the “212 Debentures”), and $926,658.27 consists of general accounts payable. Under the Agreement, the 212 Debentures shall be amended such that the terms of conversion for such notes shall be substantially the same as the terms for the conversion shares of our Series A Preferred Stock.

The foregoing is a summary of the material terms of the Agreement, which contains additional terms, covenants, and representations. The Agreement should be reviewed in its entirety for additional information.

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Agreement, the previous shareholders of 212 will receive 1,000 shares of our Series A Preferred Stock. These shares will be issued pro rata to a total of eighty-seven former shareholders of 212 on the effective date of the Agreement in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendment to Articles of Incorporation or Bylaws

Effective October 1, 2014, our Board of Directors approved an amendment to the Certificate of Designation governing the rights of holders of Series A Preferred Stock. Prior to the amendment, there were no shares of Series A Preferred Stock issued and outstanding. Under the Amended Certificate of Designation, Series A Preferred Stock now consists of 1,000 shares having the rights and features discussed in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Designation
3.2	1st Amended Certificate of Designation of Series A Preferred Stock
10.1	Share Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nyxio Technologies Corporation

/s/ Giorgio Johnson

Giorgio Johnson

Chief Executive Officer

Date: October 3, 2014

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